UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2014 (April 8, 2014)

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 8, 2014, the State Department of Assessments and Taxation of Maryland accepted the Articles Supplementary filed by Monarch Community Bancorp, Inc. Redesignating and Reclassifying the authorized shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A. The Articles Supplementary eliminate the class of Fixed Rate Cumulative Perpetual Preferred Stock, Series A and return these shares to the status of “Preferred Stock.”

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the copy of the Articles Supplementary attached hereto as Exhibit 3.1(iii).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number
3.1(iii)	Articles Supplementary Redesignating and Reclassifying the Authorized Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: April 9, 2014	/s/ Richard J. DeVries
Richard J. DeVries
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1(iii)	Articles Supplementary Redesignating and Reclassifying the Authorized Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated April 2, 2014.